The PNC Financial Services Group, Inc.
Impact on PNC of the Merger of BlackRock with
Merrill Lynch Investment Managers
February 15, 2006
The PNC Financial Services Group, Inc.
Impact on PNC of the Merger of BlackRock with
Merrill Lynch Investment Managers
February 15, 2006
EXHIBIT 99.2

Cautionary Statement Regarding
Forward-Looking Information
Cautionary Statement Regarding
Forward-Looking Information
This presentation contains forward-looking statements with respect to PNC’s outlook or expectations with respect to the planned transaction between BlackRock and Merrill Lynch and the impact of the transaction on PNC’s future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation speak only as of the date of this presentation, and PNC assumes no duty, and does not undertake, to update them. In addition to factors previously disclosed in PNC’s SEC reports
(accessible on the SEC website at www.sec.gov and on PNC’s website at www.pnc.com) applicable to
PNC’s business generally, as well as factors previously disclosed in BlackRock’s SEC reports
(accessible on the SEC website and on BlackRock’s website at www.BlackRock.com) applicable to
BlackRock’s business generally, the forward-looking statements in this presentation are subject to the following risks and uncertainties:
Completion of the transaction is dependent on, among other things, receipt of regulatory and other approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.
The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction and the market price of BlackRock at the time of closing.
The impact of the transaction on PNC’s future financial results depends on the following:  (1)
BlackRock’s future performance and BlackRock’s ability to integrate its business with the Merrill
Lynch Investment Managers business and to achieve planned synergies and cost savings, (2)
BlackRock’s dividend payout ratio going forward, which is assumed to be 40%, and (3) PNC’s ability to take advantage of the increase in its capital resulting from this transaction to pursue various capital management options such as share repurchases and making investments in its businesses, which could be affected by PNC’s future financial performance and other factors affecting PNC’s capital needs and flexibility.

BlackRock
Current
    BlackRock
Pro Forma
PNC Retains Share Ownership in
Larger and More Valuable Company
PNC Retains Share Ownership in
Larger and More Valuable Company
19.5
44.5
Others
PNC
New BlackRock creates a top ten
investment manager worldwide
with approximately $1 trillion in
assets under management
Immediately accretive to PNC’s
earnings
$1.6 billion after-tax gain
expected to be recognized upon
closing
Additional unrecognized pre-tax
gain on BlackRock investment of
$2.6 billion
Significantly enhances capital
flexibility
BlackRock Common Share Ownership
19.5
44.5
65.0*
Merrill Lynch
BlackRock contribution
to PNC 2005 earnings 12% 13%
PNC retains share
ownership in much
larger and more
valuable company
64.0
129.0
70%
34%
*
Common Stock Equivalents
Shares in millions

PNC’s Estimated Gain on Transaction
PNC’s Estimated Gain on Transaction
Book
Value
Estimated
Increase in
Book Value
After Closing
$58
Value Per Share
of BlackRock
PNC’s
Investment
Estimated
Market Value
Over
Book Value
$59
Unrecognized
Gain
$2.6 Billion
Pre-tax
Gain*
$2.5 Billion
$641 Million
Investment
Book Value
$131.51
$72.48
65.0 Million
Shares Issued
@ $131.51
Market Value
As of 2/10/06
Book Value
As of 12/31/05
$14.41
BlackRock Shares
Held by PNC
X 44.5 million
X 44.5 million
X 44.5 million
After-tax
Gain
$1.6 Billion
Pre-tax gain is net of $55 million of goodwill
Note: This calculation will adjust through the closing date
* *

Positive Financial Impact on PNC
from BlackRock Transaction
Positive Financial Impact on PNC
from BlackRock Transaction
BlackRock earnings contribution increases from 12% to 13% of total PNC net income
Noninterest income to total revenue remains above 60%
Efficiency ratio improves by 300 bps
Tangible capital ratio improves from 5.0% to 7.3%
(a) BlackRock net income is based on IBES 2006 mean estimate; pro forma numbers include projected MLIM results and pre-tax synergies of $70 million (midpoint) plus other accounting related adjustments and assuming transaction closed on January 1, 2006 (anticipated closing is
September 30, 2006)
(b) PNC’s 34% portion of BlackRock’s estimated 2006 net income from combined company tax effected at 24%; assumes 40% dividend payout ratio
(c) PNC’s estimate of BlackRock’s 2006 net income contribution prior to transaction tax effected at 7%
(d) Assumes no PNC share repurchases
BlackRock net income from combined company $746
(a)
PNC after-tax portion of BlackRock net income:
After transaction $193
(b)
Before transaction 176
(c)
Incremental BlackRock net income contribution to PNC $17
Accretion to PNC’s earnings per share $0.06
(d)
2006 Estimate
$ millions, except earnings per share
Estimated 2006 Accretion to PNC’s Earnings Per Share
PNC 2005 Pro Forma Highlights Resulting from BlackRock Transaction

6

Appendix 7

Cash $3.5 ($0.5) $3.0
Securities & short-term investments 23.6 (0.3) 23.3
Investment in BlackRock 0 0.7 $2.5 (a) 3.2
Goodwill & other intangible assets 4.5 (0.5) 4.0
Other assets 60.4 (0.6) 59.8
Total assets $92.0 ($1.2) $2.5 $93.3
Other liabilities $65.9 ($0.7) $0.9 (b) $66.1
Borrowed funds 16.9 (0.2) 16.7
Minority and noncontrolling interests
in consolidated entities 0.6 (0.3) 0.3
Equity 8.6 0 1.6 (c) 10.2
Total liabilities & equity $92.0 ($1.2) $2.5 $93.3
$ billions
PNC
Consolidated
12/31/05
Impact of BlackRock Deconsolidation
on PNC’s Balance Sheet
Impact of BlackRock Deconsolidation
on PNC’s Balance Sheet
BlackRock
Deconsolidating
Adjustments
(a) PNC’s Investment equals its ownership percentage of BlackRock’s pro forma book equity
(b) PNC’s Deferred Income Tax accrual
(c) Increase equals the after-tax gain recorded on this transaction
Appendix
PNC
Pro forma
12/31/05
Transaction
Adjustments

Impact of BlackRock Deconsolidation
on PNC’s Income Statement
Impact of BlackRock Deconsolidation
on PNC’s Income Statement
(a) Represents PNC’s 2005 pro forma average ownership of approximately 35% of the 2005 pro forma net income of
BlackRock excluding synergies and other accounting adjustments
(b) Represents effective tax rate of 24% on BlackRock’s pro forma net income
Appendix
Net interest income $2,154 ($35) $2,119
Noninterest income 4,162 (1,191) $221 (a) 3,192
Total revenue 6,316 (1,226) 221 5,311
Provision for credit losses 21 0 0 21
Noninterest expense 4,317 (851) 0 3,466
Income before minority and noncontrolling
interest and income taxes 1,978 (375) 221 1,824
Minority and noncontrolling interest in
income of consolidated entities 49 (74) 0 (25)
Income taxes 604 (138) 53 (b) 519
Net income $1,325 ($163) $168 $1,330
$ millions
PNC
Consolidated
2005
BlackRock
Deconsolidating
Adjustments
PNC
Pro forma
2005
Estimated
Pro forma
BlackRock